UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2016

TERADYNE, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Riverpark Drive, North Reading, MA	01864
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 370-2700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Teradyne, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders on May 10, 2016 (the “Annual Meeting”). At the Annual Meeting, the stockholders voted on the following proposals:

1. To elect the eight nominees named in the Company’s proxy statement filed with the Commission on March 31, 2016 to the Board of Directors to serve as directors for a one-year term. Each nominee for director was elected by a vote of the stockholders as follows:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Michael A. Bradley	180,325,838	1,759,196	90,416	12,573,228
Daniel W. Christman	181,416,642	657,389	101,419	12,573,228
Edwin J. Gillis	180,858,058	1,212,619	104,773	12,573,228
Timothy E. Guertin	181,424,702	647,272	103,476	12,573,228
Mark E. Jagiela	181,345,002	742,476	87,972	12,573,228
Mercedes Johnson	181,810,728	263,604	101,118	12,573,228
Paul J. Tufano	180,740,415	1,329,267	105,768	12,573,228
Roy A. Vallee	180,206,529	1,873,687	95,234	12,573,228

2. To conduct an advisory vote on the compensation of the Company’s named executive officers. The compensation of the Company’s named executive officers was approved on an advisory basis by a vote of stockholders as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
174,942,751	7,066,554	166,145	12,573,228

3. To ratify the selection of the firm of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Votes Abstained
192,742,303	1,650,862	355,513

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADYNE, INC.

Dated: May 12, 2016	By:	/s/ Gregory R. Beecher
	Name:	Gregory R. Beecher
	Title:	V.P., Chief Financial Officer and Treasurer